                                 EXHIBIT 10.9.3
            THIRD AMENDMENT TO CREDIT AGREEMENT AND PROMISSORY NOTE

    THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND PROMISSORY NOTE (this "Amendment") is entered into as of November 22, 1996, by and between Ultratech Stepper, Inc., a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, SUCCESSOR-BY-MERGER TO FIRST INTERSTATE BANK OF CALIFORNIA, ("Bank").

                                    RECITALS

    WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of November 23, 1994, as amended from time to time ("Credit Agreement").

    WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

    NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. Section 6.02.(e) is hereby deleted in its entirety, and the following substituted therefor:

       "(e) DEBT. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Debt, other than
       (i) Debt reflected on the Borrower's financial statements referred to in Section 5.01(e) hereof and other Debt existing on the date hereof and set forth on Schedule 6.02(e) hereto; (ii) the Loans contemplated herein; (iii) Debt relating to liens permitted under
       Section 6.02(d); (iv) Debt of a Subsidiary to another Subsidiary or to the Borrower; (v) reimbursement obligations with respect to Letters of Credit issued hereunder in accordance with Section 2.05; (vi) Debt relating to Drafts accepted and discounted pursuant to Section 2.06, and (vii) additional borrowings in an aggregate outstanding principal amount not to exceed $10,000,000.00."

2. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

3. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

ULTRATECH STEPPER, INC.          WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                 SUCCESSOR-BY-MERGER TO
                                 FIRST INTERSTATE BANK OF CALIFORNIA

By: /s/ WILLIAM G. LEUNIS III    By: /s/ GUS MARTIN
                                 ------------------------------------------------
-----------------------------       Gus Martin
   William G. Leunis III

Title: Vice President, Finance,  Title: Assistant Vice President
     Chief Financial Officer,
     Secretary and Treasurer

                                       27